UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2023

STRATA Skin Sciences, Inc.
(Exact Name of Registrant as Specified in Its Charter)

000-51481
(Commission File Number)

Delaware	13-3986004
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

5 WALNUT GROVE DRIVE, SUITE 140
HORSHAM, Pennsylvania 19044
(Address of principal executive offices, including zip code)

(215) 619-3200
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SSKN	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 29, 2023, STRATA Skin Sciences, Inc. (the "Company") received written notification (the "Notice") from The NASDAQ Stock Market ("NASDAQ") that the closing bid price of its common stock had been below the minimum $1.00 per share for the previous 30 consecutive business days, and that the Company is therefore not in compliance with the requirements for continued listing on the NASDAQ Capital Market under NASDAQ Listing Rule 5550(a)(2). The Notice provides the Company with an initial period of 180 calendar days, or until December 26, 2023, to regain compliance with the listing rules. The Company will regain compliance if the closing bid price of its common stock is $1.00 per share or higher for a minimum period of ten consecutive business days during this compliance period, as confirmed by written notification from NASDAQ.

If the Company does not achieve compliance by December 26, 2023, the Company expects that NASDAQ would provide notice that its securities are subject to delisting from the NASDAQ Capital Market, unless an additional extension to regaining compliance is then available.

The Company will continue to monitor the closing bid price for its common stock and to assess its options for maintaining the listing of its common stock on the NASDAQ Capital Market in light of this Notice. The Company will consider all available options to regain compliance with the minimum bid requirements, including an application to NASDAQ for an extension of the compliance period or an appeal to a Hearings Panel should its closing bid price not have regained compliance during the compliance period.

Item 7.01.          Regulation FD Disclosure.

On June 30, 2023, STRATA Skin Sciences, Inc. (the “Company”) issued a press release announcing that the Company’s board of directors appointed Dr. Uri Geiger, a current director to the position of Chairman of the Board of Directors effective on July 3, 2023. The full text of such press release is furnished as Exhibit 99.1 to this report.

The information set forth under this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01          Other Events.

On June 29, 2023, the Company’s board of directors appointed Dr. Uri Geiger, a current director to the position of Chairman of the Board of Directors effective on July 3, 2023, based upon the recommendation of the Compensation/Nominating Governance Committee of the board of directors. Mr. Humphries will remain a member of the board.

Forward-Looking Statements

This Current Report on Form 8-K may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward looking statements include, but are not limited to, statements with respect to the plans, strategies and objectives of management for future operations; our ability to regain compliance with NASDAQ listing requirements relating to the bid price of our common shares within the compliance period and any extension thereof. Please refer to the risks detailed from time to time in the reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2021, as well as other filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Item 9.01.          Financial Statements and Exhibits.

(d)          Exhibits.

The following press release is furnished as an exhibit to this Current Report on Form 8-K pursuant to Item 2.02 and shall not be deemed to be “filed”:

99.1          Press Release dated June 30, 2023 issued by STRATA Skin Sciences, Inc.
104          Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATA SKIN SCIENCES, INC.

Dated: June 30, 2023
By:    /s/ Christopher Lesovitz
Christopher Lesovitz
   Chief Financial Officer